================================================================================

                          $10,000,000 Letter Agreement

                                     among

                     INTERNATIONAL HOUSE OF PANCAKES, INC.,


                                   IHOP CORP.

                                      and

                             CONTINENTAL BANK N.A.

================================================================================


                           Dated as of June 30, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
1.   Term of Agreement....................................................  1

2.   Making the Loans; Issuance of Letters of Credit......................  2

3.   Note.................................................................  3

4.   Interest, etc........................................................  3

     (a)  Reference Rate..................................................  3
     (b)  Quoted Rate.....................................................  4
     (c)  Eurodollar Rate.................................................  4
     (d)  Interest Periods................................................  4
     (e)  Default Rate....................................................  4
     (f)  Conversion/Continuation Procedures..............................  5

5.   Reduction of the Commitment; Repayment of Loans
     and Letter of Credit Drawings........................................  5

6.   Prepayments..........................................................  6

7.   Increased Costs, Funding Losses, etc.................................  7

8.   Capital Adequacy.....................................................  8

9.   Indemnification......................................................  9

10.  Fees.................................................................  9

11.  Representations and Warranties....................................... 10

12.  Financial Reporting.................................................. 11

13.  Affirmative Covenants................................................ 13

     13.1.   Payment of Principal, Prepayment Charge
             and Interest; Etc............................................ 13
     13.2.   Payment of Taxes and Claims.................................. 13
     13.3.   Maintenance of Properties and Corporate Existence............ 14
     13.4.   Insurance.................................................... 14

14.  Negative and Maintenance Covenants................................... 15

     14.1.  Restrictions on Liens......................................... 15
     14.2.  Limitation on Consolidated Debt............................... 16
     14.3.  Consolidated Tangible Net Worth............................... 16

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                         Page
                                                                         ----
             14.4.   Limitation on Debt of Subsidiaries..................  17
             14.5.   Restricted Payments; Restricted Investments.........  17
             14.6.   Sale of Assets......................................  18
             14.7.   Consolidation or Merger.............................  19
             14.8.   Maintenance of Fixed Charge Coverage................  20
             14.9.   Transactions with Affiliates........................  20
             14.10.  Acquisition of Margin Securities....................  21
             14.11.  Conduct of Business.................................  21
             14.12.  Further Undertakings................................  21
             14.13.  Ownership of the Borrower...........................  22

       15.   Conditions Precedent........................................  22

       16.   Events of Default...........................................  23

       17.   IHOP Guarantee..............................................  24

       18.   Definitions.................................................  28

       19.   Miscellaneous...............................................  38

                                                       Dated as of June 30, 1993

International House of Pancakes, Inc.
525 North Brand Boulevard
Glendale, California 91203

IHOP Corp.
525 North Brand Boulevard
Glendale, California 91203

Attention:  Mr. Frederick G. Silny
            Vice President - Finance and Treasurer

       Re:  $10,000,000 Letter Agreement

Gentlemen:

     It is our pleasure to confirm that Continental Bank N.A. (the "Bank") will,
                                                                    ----
upon the terms and conditions hereinafter set forth, make loans to, and issue standby letters of credit for the account of, International House of Pancakes, Inc. (the "Borrower"). All loans made hereunder (the "Loans") and standby
           --------                                   -----
letters of credit issued hereunder (the "Letters of Credit") will be subject to
                                         -----------------
the terms and conditions set forth herein. At no time (a) shall the outstanding amount of Letters of Credit exceed $2,000,000 (the "L/C Commitment") or (b)
                                                    --------------
shall the sum of the outstanding amount of Letters of Credit plus unreimbursed
                                                             ----
drawings under Letters of Credit plus the aggregate principal amount of all
                                 ----
Loans exceed $10,000,000 (the "Commitment Amount"). Capitalized terms used
                               -----------------
herein and not otherwise defined shall have the meanings ascribed thereto in
Section 18 hereof.
----------

      Section 1.  Term of Agreement.  So long as the Borrower is in compliance
                  -----------------
with the terms of this letter agreement (the "Agreement"), the commitment of the
                                              ---------
Bank shall terminate on June 30, 1995 (the "Maturity Date"). Between April 1 and
                                            -------------
April 30 of each year, commencing April 1, 1994, the Borrower may request a one-year extension of the Maturity Date (either beyond the initial Maturity Date hereunder or beyond a Maturity Date as previously extended pursuant to the terms hereof). The decision whether to grant the requested extension of the Maturity Date may be made by the Bank in its sole and absolute discretion. In the event that the Maturity Date is extended, at the time of such extension the Borrower will pay an extension fee of .125% of the Commitment Amount. All Letters of Credit and Loans shall be used for the Borrower's working capital and other general corporate purposes.

      Section 2.  Making the Loans; Issuance of Letters of
                  ----------------------------------------
Credit.
------

               (a) The Bank shall receive written notice, telegraphic notice or telephonic notice from the Borrower (to be immediately confirmed in writing) not later than (a) noon, Chicago time, on the date requested for each proposed Reference Rate Loan of the proposed amount and date (which must be a Business Day) of such proposed Loan,
           (b) noon, Chicago time, two Business Days preceding the date requested for each Eurodollar Rate Loan specifying the proposed amount and date (which must be a Business Day) of such Loan and the Interest Period for such Loan, and (c) noon, Chicago time, on the date requested for each proposed Quoted Rate Loan specifying the proposed amount and date (which must be a Business Day) of such Loan and the Interest Period for such Loan. Not later than 12:30 p.m., Chicago time, the Bank shall advise the Borrower by telephone of the interest rate that would be applicable to the proposed Quoted Rate Loan. At that time, the Borrower shall accept or reject the interest rate offered by the Bank for the proposed Quoted Rate Loan.

               (b) All Loans shall be in a minimum amount of $100,000 and an integral multiple of $100,000 and shall be made by crediting the Borrower's account number 74-02988 maintained at the Bank (herein called the "Account"), upon receipt of information as to the date,
                       -------
           type and amount of the proposed Loan and, in the case of Eurodollar Rate Loans and Quoted Rate Loans, the Interest Period applicable thereto, communicated to the Bank in a writing in the form of Exhibit
                                                                         -------
           B hereto (herein called a "Confirmation") or by telephone from any
           -                          ------------
           one of the individuals listed in Exhibit C hereto (herein
                                            ---------
           individually called an "Authorized Officer" and collectively called
                                   ------------------
           the "Authorized Officers").  The Borrower further agrees to confirm
                -------------------
           any telephonic request for a Loan by delivering to the Bank no later than the following Business Day a Confirmation indicating the date, type and the amount of such Loan and, in the case of Eurodollar Rate Loans and Quoted Rate Loans, the Interest Period applicable thereto and the revised principal balance of the Note and signed by one of the Authorized Officers. If a Loan request is made by an

           Authorized Officer by telephone, the Confirmation therefor must come from a different Authorized Officer.

               (c) On any Business Day occurring prior to the Maturity Date, the Borrower may irrevocably request that a Letter of Credit be issued by the Bank by delivering to the Bank a Letter of Credit application in the Bank's then standard form, completed to the reasonable satisfaction of the Bank, and such other certificates, documents and papers as the Bank may reasonably request; provided, however, that no
                                                      --------- -------
           Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate face amount of outstanding Letters of Credit would exceed $2,000,000. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400. No Letter of Credit shall have an expiration date later than the Maturity Date.

      Section 3.  Note.  All Loans by the Bank to the Borrower pursuant to this
                  ----
Agreement shall be evidenced by a note in the form of Exhibit A hereto (the
                                                      ---------
"Note"). The date, type, amount and interest rate of each Loan made by the Bank and of each repayment of principal thereon received by the Bank may be recorded by the Bank in its records, and all such information so recorded shall be conclusive and binding upon the Borrower (absent manifest error). The failure to record, or any error in recording, any such information shall not, however, limit or otherwise affect the Borrower's obligations under this Agreement or the Note to repay the principal amount of the Loans under this Agreement together with all interest accruing thereon.

      Section 4.  Interest, etc.   Interest will accrue on the unpaid principal
                  -------------
amount of each Loan from the date such Loan is made until such principal amount is paid in full (after, as well as before, judgment). Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Payments of accrued interest and the determinations of applicable interest rates and Interest Periods relative thereto will be made as set forth below:

               (a) Reference Rate. The Borrower may from time to time elect to
                   --------------
           pay interest on any Loan at the Alternative Reference Rate. Interest on each Loan bearing interest at the Alternative Reference Rate (a "Reference Rate Loan") will be payable on the last Business Day of
            -------------------
           each calendar month and on the Maturity Date.

           (b)  Quoted Rate. Subject to the terms hereof, the Borrower may elect
                -----------
to accept the Quoted Rate offered by the Bank for a Quoted Rate Loan. Interest on each Quoted Rate Loan will be payable on the last day of the Interest Period for such Loan and, in the case of any Quoted Rate Loan having an Interest Period longer than 90 days, on the 90th day of such Interest Period.


           (c) Eurodollar Rate.  The Borrower may from time to time elect to pay
               ---------------
interest on any Loan at the Eurodollar Rate. Interest on each Loan bearing interest at the Eurodollar Rate (a "Eurodollar Rate Loan", and together with
                                    --------------------
each Quoted Rate Loan, collectively, the "Fixed Rate Loans") will be payable on
                                          ----------------
the last day of the Interest Period for such Loan.


           (d) Interest Periods.  Interest on each Fixed Rate Loan shall be
               ----------------
determined for a specified period (an "Interest Period") chosen by the Borrower
                                       ----------------
in accordance with this Agreement. The first day of any Interest Period for any Fixed Rate Loan will be

               (i) in the case of the initial Interest Period for any such Loan, the date such Loan is made, and

               (ii) for each subsequent Interest Period for any such Loan, the last day of the then current Interest Period for such Loan.

The duration of each Interest Period shall be

               (iii) in the case of a Quoted Rate Loan, not more than 180 days, and

               (iv) in the case of a Eurodollar Rate Loan 1, 2, or 3 months,


provided, however, that the Borrower may not select an Interest Period that
--------- -------
would extend beyond the Maturity Date; and provided, further, that whenever the
                                           -----------------
last day of any Interest Period would occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day, except that, in the case of any Interest Period relating to a Eurodollar Rate Loan, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period will occur on the next preceding Business Day.

           (e) Default Rate.  On any overdue principal amount of any Loan, the
               ------------
Borrower will pay interest (after, as well as before, judgment) payable on demand, at a fluctuating interest rate per annum (the "Default Rate") equal to 2 1/2% per annum
                                    ------------
      over the Alternative Reference Rate in effect from time to time (but not less than the Alternative Reference Rate in effect at the time of the applicable default).

           (f) Conversion/Continuation Procedures.  At the Borrower's election
               ----------------------------------
      pursuant to notice received by the Bank not later than 12:30 p.m. Chicago time:

                (i) all, or any portion in a minimum amount of $100,000 and an integral multiple of $100,000, of the outstanding principal amount of any Reference Rate Loan may be converted from a Reference Rate Loan into a Quoted Rate Loan; and

                (ii) on the expiration of the Interest Period applicable to any Fixed Rate Loan, all, or any portion in a minimum amount of $100,000 and an integral multiple of $100,000, of the outstanding principal amount of such Fixed Rate Loan may be converted into a Reference Rate Loan or converted into or continued as a Quoted Rate Loan.

      At the Borrower's election pursuant to notice received by the Bank not later than noon, Chicago time, on not less than two Business Days notice, all or any portion in a minimum amount of $100,000 and an integral multiple of $100,000 of the outstanding principal amount of any Reference Rate Loan or Quoted Rate Loan may be converted into a Eurodollar Rate Loan or the outstanding principal amount of any Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan.

      Section 5.  Reduction of the Commitment; Repayment of Loans and Letter of
                  -------------------------------------------------------------
Credit Drawings.
---------------

           (a) The Borrower may, upon at least five Business Days' notice, terminate or permanently reduce the unused portion of the commitment, provided that each partial reduction must be in a minimum amount of
      --------
      $1,000,000 and an integral multiple of $1,000,000. On the Maturity Date, the then aggregate outstanding principal amount of all Loans will be due and payable in full.

           (b) The Borrower agrees to reimburse the Bank for each draft that is paid under any Letter of Credit for the amount of (a) such draft and (b) any reasonable taxes (excluding taxes imposed on the Bank's income), fees, charges or other costs and expenses incurred by the Bank in connection with such payment. If the Bank shall notify the

      Borrower prior to 11:30 a.m., Chicago time on any day that payment has been made under any Letter of Credit, the Borrower shall reimburse the Bank on the third Business Day following the date of such payment. If such notice to the Borrower shall be given after 11:30 a.m., Chicago time, the Borrower shall reimburse the Bank not later than the fourth Business Day following the date of such payment. Each payment by the Borrower shall be made to the Bank in immediately available funds and subject to all other terms of this Agreement. Interest shall be payable on any and all unreimbursed amounts advanced by the Bank under this Section from the date such amounts have been advanced by the Bank until payable at the Alternative Reference Rate. After such amounts have become payable (whether at stated maturity, by acceleration or otherwise), such amounts shall accrue interest until paid in full at the Default Rate.

           The payment obligations of the Borrower under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

                (i) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

                (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; provided that the Bank's reliance thereon
                                      --------
           shall not have constituted gross negligence or wilful misconduct on the part of the Bank; or

                (iii) payment by the Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided that such payment shall not
                                           --------
           have constituted gross negligence or willful misconduct on the part of the Bank.

     Section 6.  Prepayments  The Borrower may, not later than 1:00 p.m.,
                 -----------
Chicago time, on any Business Day prepay the outstanding principal amount of any Reference Rate Loan, in whole
or in part, on such Business Day with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial
                                            --------- -------
prepayment shall be in a principal amount not less than $100,000 and in an integral multiple of $100,000. In the event that it becomes unlawful for the Bank to fund or continue to fund or maintain any Eurodollar Rate Loans or to perform the Bank's obligations hereunder with respect to Eurodollar Rate Loans, then upon demand by the Bank the Borrower will prepay in full all Eurodollar Rate Loans, with accrued interest thereon, and upon such demand the Bank's obligation to make Eurodollar Rate Loans shall terminate.



     Section 7. Increased Costs. Funding Losses. etc.  In the event that as
                ------------------------------------
a result of either

           (a) the introduction of, or any change (including, any change by way of imposition or increase of reserve requirements referred to in the definition of "Eurodollar Rate Reserve Percentage") in, or in the interpretation of, any law or regulation; or

           (b) the compliance by the Bank with any request from any central bank or other governmental authority there is any increase in the Bank's cost of agreeing to issue or maintain any Letter of Credit or to make, fund or maintain any Loans, then the Borrower will from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost. In the event that the Bank incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of

           (c) the repayment or prepayment (whether pursuant to Section 6 or for
                                                                ---------
     any other reason) of the principal amount of any Fixed Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto;

           (d) any conversion of all or any portion of the outstanding principal amount of any Fixed Rate Loans into Reference Rate Loans pursuant to
     Section 4 prior to the expiration of the Interest Period then applicable
     ---------
     thereto;

           (e) any Loans not being made as Fixed Rate Loans in accordance with the borrowing request therefor (other than as a result of a breach by the Bank of its obligations hereunder); or

           (f) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the request given therefor pursuant to Section 4
                                                                     ---------
     (other than as a result of a breach by the Bank of its obligations hereunder), then, upon the Bank's written request to the Borrower, the Borrower will reimburse the Bank for such loss or expense.

A certificate submitted by the Bank to the Borrower as to the amount of any such increased cost, loss or expense (including calculations thereof in reasonable detail) will be conclusive and binding, absent manifest error. If the Bank shall ever determine that

           (g) U.S. dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the Bank's relevant market;

           (h) by reason of circumstances affecting the Bank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans; or

           (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans, then, upon notice from the Bank to the Borrower, the Bank's obligations to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist.

      Section 8.  Capital Adequacy.  If any change in, or the introduction,
                  ----------------
adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank or any entity controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling entity's capital as a consequence of its commitment hereunder, the Letters of Credit issued hereunder, or the Loans made by the Bank is reduced to a level below that which the Bank or such controlling entity could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the
----
Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling entity for such reduction in rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     Section 9.  Indemnification.  The Borrower agrees that in all events it
                 ---------------
will indemnify and hold harmless the Bank and its affiliates, officers, directors, employees and agents (each an "Indemnified Person") against all
                                          ------------------
losses, claims, damages, liabilities and expenses which may be incurred by or asserted against any of them in connection with or arising out of this Agreement or the transactions contemplated hereby, and reimburse each Indemnified Person upon its demand for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding, whether commenced or threatened (whether or not any such Indemnified Person is a party to any action or proceeding out of which any such expenses arise), or in any way related to the extension of the financings contemplated by this Agreement or from any use or intended use of any of the proceeds thereof except, in the case of any Indemnified Person, to the extent any such loss, claim, damage or liability arises from the gross negligence or willful misconduct of such Indemnified Person. Neither the Bank nor any other Indemnified Person shall be responsible or liable to the Borrower, any successor, assignee or third party beneficiary of the Borrower or any other person asserting claims derivatively through the Borrower, for indirect, punitive, exemplary or consequential damages which may be alleged as a result of this Agreement or the transactions contemplated hereby. The foregoing provisions of this Section shall be in addition to any rights that the Bank or any other Indemnified Person may have at common law or otherwise, including, without limitation, any rights to contribution.

     Section 10. Fees.
                 ----

          (a) The Borrower agrees to pay to the Bank on the date hereof a fee in the amount of .25% of the Commitment Amount. The fee shall be nonrefundable.

          (b) The Borrower agrees to pay to the Bank a commitment fee equal to .50% per annum on the average daily unused portion of the Commitment Amount. The commitment fee shall commence on the date of this Agreement, shall be calculated on the actual number of days elapsed on the basis of a year consisting of 360 days and shall be payable, in arrears, on the first day of each calendar quarter, beginning October 1, 1993, and continuing until termination of the Bank's commitment hereunder.

           (c) The Borrower agrees to pay to the Bank, (a) a letter of credit fee in respect of each Letter of Credit issued for the account of the Borrower equal to 1.25% per annum of the undrawn amount of each Letter of Credit, payable in arrears on the last Business Day of each month; provided that in no event shall the amount payable by the Borrower under this subsection during any fiscal quarter be less than $75, and (b) all of the Bank's usual administrative charges in connection with the issuance and processing of Letters of Credit as issued from time to time in accordance with its customary practice.

     Section 11.  Representations and Warranties.  IHOP and the Borrower,
                  ------------------------------
jointly and severally, warrant to the Bank (and each request from the Borrower for a Loan under this Agreement shall constitute the Borrower's warranty to the
Bank) that

           (a) each of the Borrower and IHOP has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware, has full legal right, power and authority to enter into this Agreement and to carry out and consummate all transactions contemplated by this Agreement;

           (b) this Agreement has been duly authorized and is a valid and binding obligation of the Borrower and IHOP, enforceable in accordance with its terms, and the Note has been duly authorized and is a valid and binding obligation of the Borrower enforceable in accordance with its terms;

           (c) this Agreement will not conflict with or constitute a breach of or default under their respective articles of incorporation or by-laws, or any material agreement to which the Borrower or IHOP is a party or by which the Borrower or IHOP or any of their respective properties are bound, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or IHOP or any of their respective activities or properties;

           (d) there has been no material adverse change in the financial condition, operations, assets, business, properties, or prospects of IHOP or any of its subsidiaries since December 31, 1992;

           (e) neither IHOP nor any of its subsidiaries is in default in any material respect under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound;

           (f) each of IHOP and its subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

           (g) each of IHOP and its subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) reflected in the consolidated balance sheet of IHOP and its subsidiaries as at December 31, 1992, free and clear of all Liens except for (i) assets sold or otherwise disposed of by IHOP or its subsidiaries subsequent to December 31, 1992 in the ordinary course of business and (ii) Permitted Liens;

           (h) each of IHOP and its subsidiaries has complied with all the relevant provisions of the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time; and

           (i) each of IHOP and its subsidiaries are in material compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, except where the failure to so comply would not have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of IHOP or such subsidiary.

     Section 12.  Financial Reporting  IHOP agrees with the Bank that, until the
                  -------------------
Bank's commitment hereunder has been terminated and all indebtedness of the Borrower to the Bank has been paid in full and all fees and expenses billed by the Bank to the Borrower have been paid in full, IHOP will furnish, or will cause to be furnished, to the Bank copies of the following financial statements, reports, notices and information:

           (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of IHOP, as of the end of any such fiscal quarter,

              (i) Form 10-Q for IHOP, consolidated balance sheets of IHOP and its Subsidiaries as of the end of each such fiscal quarter and consolidated statements of earnings and cash flow of IHOP and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer of IHOP, together with consolidated cash flow projections for IHOP and its Subsidiaries for the 9 weeks following the end of such fiscal quarter; and

           (ii) a written statement executed by the chief financial officer of IHOP and the Borrower setting forth computations or other pertinent information in reasonable detail showing as at the end of such fiscal quarter (a) whether or not the financial covenants set forth in Sections
                                                                     --------
     14.2 through 14.8 hereof, inclusive, have been met, accompanied by
     ----         ----
     calculations setting forth the maximum amount of Debt that could have been incurred pursuant to Section 14.2 hereof, and the maximum amount of
                          ------------
     dividends or distributions that could have been declared or paid pursuant to Section 14.5 hereof, and (b) whether or not Liens on property or assets
        ------------
     of IHOP or its Subsidiaries or securing Debt of IHOP or its Subsidiaries, as the case may be, exceed the threshold set forth in Section 14.1(i)
                                                           --------------
     hereof, accompanied by calculations setting forth the maximum amount of additional Debt secured by Liens that could have been incurred under
     Section 14.1(i) hereof, (a "Quarterly Compliance Statement");
     --------------              ------------------------------

      (b) as soon as available and in any event within 90 days after the end of each fiscal year-end of IHOP, a Quarterly Compliance Statement as of such year end and a copy of the annual report to shareholders for such fiscal year for IHOP and its Subsidiaries, including therein consolidated balance sheets of IHOP and its Subsidiaries as of the end of such fiscal year and consolidated statements of operations and cash flow of IHOP and its Subsidiaries for such fiscal year, in each case certified (without any material qualification) in a manner reasonably acceptable to the Bank by Coopers & Lybrand, another of the so-called "Big 6" accounting firms or any other accounting firm reasonably acceptable to the Bank, and consolidating balance sheets of IHOP and its Subsidiaries as of the end of such fiscal year and consolidating statements of operations of IHOP and its Subsidiaries as of the end of such fiscal year, certified by the chief financial officer of IHOP;

           (c) as soon as available and in any event within 5 days, any information filed with the Securities and Exchange Commission;

           (d) as soon as available, any other public information released generally to financial or investment institutions, brokers, investment bankers or any other entity in the financial community;

           (e) not later than 90 days after the end of each fiscal year-end of IHOP, a budget for IHOP and its Subsidiaries covering their following fiscal year, in a form reasonably satisfactory to the Bank; and

           (f) as soon as possible after an Appropriate Officer (as defined in the Note Purchase Agreement) of IHOP or the Borrower has knowledge of the occurrence of an Event of Default or any event which, with the passage of time and/or the giving of notice, could result in an Event of Default, IHOP or the Borrower shall furnish the Bank with the details thereof.

In addition to the foregoing, IHOP and the Borrower shall furnish the Bank with copies of such other statements, reports, notices and information as the Bank may from time to time reasonably request in writing. The Bank agrees to keep confidential any nonpublic information furnished by the Borrower to the Bank and to use such information only for the purposes contemplated under this Agreement.

     Section 13. Affirmative Covenants.  The Borrower and IHOP covenant and
                 ---------------------
agree that until the Bank's commitment hereunder has been terminated and all indebtedness of the Borrower to the Bank under this Agreement has been paid in full and all fees and expenses under this Agreement billed by the Bank to the Borrower on or prior to the time of the commitment termination have been paid in full,

     13.1.  Payment of Principal, Prepayment Charge and Interest; Etc.  The
            ---------------------------------------------------------
Borrower will duly and punctually pay the principal of, prepayment charge (if any) and interest on the Note in accordance with the terms of the Note and this Agreement. The Borrower and IHOP will comply with all of the covenants, agreements and conditions contained in this Agreement.

     13.2.  Payment of Taxes and Claims.  IHOP and the Borrower will, and will
            ---------------------------
cause each of their respective Subsidiaries to, pay before they become delinquent:

           (a) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon it or its income or profits or upon its Property, real, personal or mixed, or upon any part thereof;

           (b) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon its Property; and

           (c) all claims, assessments, or levies required to be paid by any of them pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan;

provided, that the taxes, assessments, charges and levies described in this
--------
Section 13.2 need not be paid while being diligently contested in good faith and
------------
by appropriate proceedings so long as adequate book reserves have been established with respect thereto in accordance with GAAP. The Borrower and IHOP will timely file, and will cause their Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this
Section 13.2.
------------

     13.3.  Maintenance of Properties and Corporate Existence. IHOP and the
            -------------------------------------------------
Borrower will, and will cause each of their respective Subsidiaries to:

           (a) maintain its Property in good condition and make all renewals, repairs, replacements, additions, betterments, and improvements thereto as are necessary in the reasonable opinion of management;

           (b) keep books, records and accounts in accordance with GAAP;

           (c) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction; and

           (d) comply with all applicable statutes, regulations, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body (all as now or at any time hereafter may be in effect), in respect of the conduct of its business and the ownership of its Properties (including, without limitation, applicable statutes, rules, ordinances, regulations and Orders relating to Environmental Laws), except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

     13.4.  Insurance.  IHOP and the Borrower will maintain, and will cause to
            ---------
be maintained on behalf of each Subsidiary, insurance coverage by financially sound and reputable insurers, against such casualties and contingencies, of such types (including without limitation public liability, workmens' compensation, larceny and embezzlement or other criminal misappropriation insurance) and in such amounts as are prudent, and in any event in such amounts as are adequate to cover foreseeable losses to the business of IHOP, the Borrower and their Subsidiaries.

     Section 14.  Negative and Maintenance Covenants.  The provisions of this
                  ----------------------------------
Section 14 shall remain in effect until all indebtedness of the Borrower to
----------
the Bank under this Agreement has been paid in full and all fees and expenses under this Agreement billed by the Bank to the Borrower on or prior to the time of the commitment termination have been paid in full.

     14.1.  Restrictions on Liens.  IHOP and the Borrower covenant that they
            ---------------------
will not, nor will they permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties or assets whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 13.2;
                                                          ------------

            (b) Statutory Liens of landlords, and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, so long as a reserve or other appropriate provision, if any, shall have been made therefor;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d) Any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or which shall have been discharged within 30 days after the expiration of any such stay, or which is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (e) Easements, rights-of-way, restrictions and other similar rights in land which do not, individually or in the aggregate, materially detract from the value of such Property and do not interfere with the ordinary conduct of the business of IHOP, the Borrower or any of their Subsidiaries;

          (f) Liens securing Debt of a Subsidiary to the Borrower or IHOP;

          (g) Liens (other than Liens created pursuant to Capitalized Leases) existing on the date hereof, securing Debt not exceeding $1,000,000 in the aggregate in principal amount;

          (h) Liens pursuant to Capitalized Leases existing on the Closing Date and Liens created following the Closing Date pursuant to Capitalized Leases so long as, with respect to Liens pursuant to Capitalized Leases created following the Closing Date, the Debt represented by such Capitalized Leases is permitted pursuant to Section 14.2; and
                                                  ------------

          (i) Liens including Liens arising out of purchase money financing not otherwise permitted by the foregoing clauses of this Section 14.1
                                                           ------------
      securing Debt (without duplication) of IHOP, the Borrower or any Subsidiary of IHOP or the Borrower, provided that the sum of (i) the
                                          --------
      principal amount of such Debt plus (ii) unsecured Debt of Subsidiaries of IHOP (other than the Borrower) and Subsidiaries of the Borrower not otherwise permitted under Section 14.4(a) does not exceed at any time
                                --------------
      15% of Consolidated Tangible Net Worth.

The Liens referred to in Section 14.1(a) through (i) are herein collectively
                         --------------
referred to as "Permitted" Liens," and individually, as a "Permitted Lien."

      14.2.  Limitation on Consolidated Debt.   IHOP and the Borrower shall not
             -------------------------------
     permit the ratio of (i) Consolidated Debt to (ii) Total Capitalization to exceed .55 to 1.00 as of the last day of any quarterly accounting period of IHOP and its Subsidiaries.

      14.3.  Consolidated Tangible Net Worth.  IHOP and the Borrower shall not
             -------------------------------
     permit Consolidated Tangible Net Worth at any time to be less than the sum of $50,000,000 plus 50% of Consolidated Net Income on a cumulative basis from June 30, 1993, to and including any date of determination hereunder.

     14.4.  Limitation on Debt of Subsidiaries.  IHOP and the Borrower shall not
            ----------------------------------
     permit any of their Subsidiaries (other than the Borrower) to incur any Debt other than:

           (a) Debt owed to IHOP or the Borrower or to a wholly-owned Subsidiary of IHOP or the Borrower in each case by a direct or indirect wholly-owned Subsidiary of the creditor thereunder; and

           (b) additional Debt, provided that the sum of the aggregate principal amount of such Debt plus the aggregate principal amount of all other Debt (without duplication) of IHOP, the Borrower and any of their Subsidiaries which is secured by Permitted Liens permitted by Section
                                                                      -------
        14.1(i) does not exceed 15% of Consolidated Tangible Net Worth.
        ------

     14.5.  Restricted Payments; Restricted Investments.  IHOP will not,
            -------------------------------------------
directly or indirectly, through any Subsidiary or otherwise, (a) pay or declare any dividend on any class of its capital stock (but may declare and pay dividends payable solely in capital stock or warrants, rights or options to acquire capital stock) or make any other distribution on account of any class of its capital stock; retire, redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares (other than any such redemption, retirement, purchase or other acquisition in which the consideration paid by IHOP or such Subsidiary consists solely of shares of capital stock of IHOP); or make or provide for any mandatory sinking fund payments required in connection with any class of its capital stock (all of the foregoing being called "Restricted Payments") or (b) make any Restricted Investment, unless after giving effect to any Restricted Payment or Restricted Investment the cumulative aggregate amount of all Restricted Payments and Restricted Investments made by IHOP and its Subsidiaries after September 30, 1992 would not exceed the sum of:
(i) $2,000,000, plus (ii) 50% of cumulative Consolidated Net Income from
                ----
September 30, 1992 through the date of determination (or if IHOP and its Subsidiaries on a consolidated basis have a cumulative Consolidated Net Loss for such period, then minus 100% of such Consolidated Net Loss), plus (iii) the net
                  -----                                      ----
proceeds from the issuance or sale of any shares of any class of equity securities of IHOP which are not mandatorily redeemable or otherwise subject to repurchase, retirement, call, put or other reacquisition prior to or on the maturity date of the Fixed Rate Notes (and not subject to acceleration or redemption, repurchase, retirement, call, put or other reacquisition prior to the maturity date of the Fixed Rate Notes) received after September 30, 1992; provided that at the time of any such Restricted Payment or Restricted
--------
Investment, both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. So long as no Default or Event of Default has occurred or would be continuing after giving effect thereto, this Section 14.5
                                                                  ------------
shall not prevent (a) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of its declaration, or (b) the acquisition, repurchase, retirement, call, put or redemption of any shares of capital stock of IHOP out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of IHOP) of, shares of capital stock of IHOP, provided that any such acquisition, repurchase,
                       --------
retirement, call, put or redemption shall be deemed to be a Restricted Payment for the purpose of determining the ability of IHOP and its Subsidiaries to make future Restricted Payments.

     14.6.  Sale of Assets.  IHOP and the Borrower shall not, and shall not
            --------------
permit any of their Subsidiaries to, effect a Disposition of any assets unless
(i) no Default or Event of Default has occurred (except in the case of subclause
(a) below) and is continuing, and (ii) one of the following applies:

           (a) such Disposition is in the ordinary course of business, including, without limitation, sales and leases of operating restaurants in accordance with the Borrower's ordinary course franchising operations and is made pursuant to the reasonable business judgment of the Borrower in accordance with past practice;

           (b) in each fiscal year, IHOP, the Borrower and their respective Subsidiaries may effect Dispositions of assets for Fair Market Value and which (A) have an aggregate Book Value, together with all other assets disposed of in that fiscal year (other than Dispositions permitted by clause (a), (c) or (d) of this Section 14.6), of less than 10% of Gross
                                    ------------
     Assets on a consolidated basis determined as at the date of such sale; (B) generate, together with all other assets disposed of in that fiscal year (other than Dispositions permitted by clause (a), (c) or (d) of this
     Section 14.6), net income, which is less than 10% of the Consolidated Net
     ------------
     Income (in each case, determined as of the end of the immediately preceding fiscal year); and (C) together with all assets previously disposed of since September 30, 1992 (other than Dispositions permitted by clause (a), (c) or
     (d) of this Section 14.6), have an aggregate Book Value of less than 25% of
                 ------------
     Gross Assets on a consolidated basis determined as at the date of such sale, provided that after giving effect to any Disposition described in
           --------
     this subsection (b), IHOP, the Borrower or any of their Subsidiaries could incur at least $1 of additional Debt without being in default of their obligations under Section 14.2;
                       ------------

           (c) such Dispositions are made for Fair Market Value and the proceeds of such Disposition are used (i) within six months following such Disposition, to purchase assets ("Business Asset Acquisition") used in the
                                       --------------------------
     operations of the Borrower or (ii) to repay Debt of IHOP or its Subsidiaries which is not junior in right of payment to the Note; provided
                                                                       --------
     that if the aggregate principal amount of all outstanding Loans, Letters of Credit and unreimbursed drawings under Letters of Credit shall exceed $4,000,000, then the proceeds of such disposition shall be used to repay the Note until the aggregate principal amount of all outstanding Loans, Letters of Credit and unreimbursed drawings under Letters of Credit shall have been reduced to $4,000,000; or

           (d) the assets disposed of were disposed of for Fair Market Value (taking into consideration the rental rate to be paid by the Borrower in connection with the Disposition and leaseback of the assets so disposed of) and were constructed or acquired following September 30, 1992 and are immediately leased back from the purchaser thereof by IHOP or any of its Subsidiaries; provided that no assets may be sold and leased back pursuant
                   --------
     to this clause (d) following the third anniversary of the acquisition or construction of such assets by IHOP, the Borrower or any of their Subsidiaries.

     14.7.  Consolidation or Merger.  IHOP and the Borrower covenant that
            -----------------------
neither of them will, nor will they permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation, whether in one transaction or a series of related or unrelated transactions and whether at the same time or over a period of time, provided that:
                                    --------

           (a) (i) the Borrower may merge with IHOP or any of IHOP's other Subsidiaries, (ii) IHOP may merge with the Borrower or any of IHOP's other Subsidiaries and (iii) any Subsidiary may merge with IHOP, the Borrower or any other Subsidiary, so long as, with respect to any mergers of IHOP, the Borrower or IHOP Realty in which such party is not the surviving Person,
     (a) the surviving Person of such transaction shall be a solvent U.S. or Canadian corporation, and such surviving Person shall have assumed in writing all of the obligations of the Borrower, IHOP or IHOP Realty, as the case may be, under this Agreement, the Note and the Subsidiary Guarantee, as the case may be, a copy of which writing shall be provided to the Bank not less than 10 Business Days prior to any such transaction and which shall be acceptable in form and substance to the Bank, (b) at the time of, and immediately after giving effect to, any such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (c) immediately after any such consolidation or merger, the surviving Person could incur an additional $1 of Debt pursuant to Section 14.2 hereof; and
                         ------------

           (b) IHOP or the Borrower may merge with any other Person so long as
     (i) the surviving Person of such transaction shall be a solvent U.S. or Canadian corporation, and such surviving Person shall have assumed in writing all of the obligations of the Borrower under the Note and this Agreement or of IHOP under this Agreement, as the case may be, a copy of which writing shall be provided to the Bank not less than 10 Business Days prior to any such transaction and which shall be acceptable in form and substance to the Bank, (ii) at the time of, and immediately after giving effect to, any such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (iii) immediately after any such consolidation or merger, the surviving or continuing Person could incur an additional $1 of Debt pursuant to Section 14.2 hereof.
                                       ------------

     14.8.  Maintenance of Fixed Charge Coverage.   IHOP and the Borrower
            ------------------------------------
covenant that on the last day of any quarterly accounting period of IHOP and its Subsidiaries, the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges for the period consisting of any four of the immediately preceding five quarterly accounting periods shall not be less than:

          Ratio          Fiscal Quarter Ending in the Period
          -----          -----------------------------------

          1.40:1.00      from Closing Date through September 29,
                         1993; and

          1.50:1.00      from September 30, 1993 and thereafter.

     14.9.  Transactions with Affiliates.   Each of IHOP and the Borrower
            ----------------------------
covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate on terms that are less favorable to IHOP, the Borrower or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms' length transaction with any Person who is not such an Affiliate; provided, however, that this
                                              -----------------
Section shall not prohibit the payment of compensation and benefits to directors and officers of IHOP, the Borrower and their Subsidiaries in the ordinary course of business and consistent with past practices.

     14.10.  Acquisition of Margin Securities.  Each of IHOP and the Borrower
             --------------------------------
covenants that it will not, and will not permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Bank shall have received an opinion of counsel satisfactory to the Bank to the effect that such purchase or acquisition will not cause this Agreement or the Note to be in violation of Regulation G or any other regulation of such Board then in effect.

     14.11.   Conduct of Business.  Each of IHOP and the Borrower covenants that
              -------------------
it will not, and will not permit any of its Subsidiaries to, engage in any business activity if, such business activity would result in a substantial change in the general nature of the business of IHOP and its Subsidiaries, taken as a whole, from that engaged in as of November 19, 1992.

     14.12.   Further Undertakings.   The Borrower will not, without prior
              --------------------
written approval of the Bank:

           (a) incur capital expenditures in excess of $30,000,000 per fiscal year;

           (b) expend more than $5,000,000 in any fiscal year in connection with the purchase of the capital stock of, or the acquisition of all or substantially all of the assets of, any other Person; provided, however
                                                           --------  -------
     that to the extent that IHOP's capital stock is given in connection with any such acquisition, the value of such stock shall be excluded from this calculation and provided, further that expenditures incurred by the
                     --------  -------
     Borrower in connection with the acquisition of restaurants or leasehold interests for restaurants or with the reacquisition of franchises in the ordinary course of the Borrower's business shall also be excluded from this calculation;

           (c) amend the amortization schedule in Section 3.1 of the Note Purchase Agreement to require payments of principal thereunder prior to the Maturity Date;

           (d) make any optional prepayment of the principal of any indebtedness outstanding under the Note Purchase Agreement prior to the Maturity Date unless, after giving effect thereto, the aggregate principal amount of all outstanding Loans, Letters of Credit and unreimbursed drawings under Letters of Credit does not exceed $4,000,000; or

           (e) notwithstanding the provisions of Section 14.6 hereof, make any
                                                 ------------
     Disposition of any of its accounts receivable or general intangibles.

     14.13.   Ownership of the Borrower.  IHOP agrees with the Bank that, until
              -------------------------
     the Bank's commitment hereunder has been terminated and all indebtedness of the Borrower to the Bank under this Agreement has been paid in full and all fees and expenses under this Agreement billed by the Bank to the Borrower on or prior to the time of the commitment termination have been paid in full, IHOP will continue to own of record and beneficially all of the issued and outstanding capital stock of the Borrower.

     Section 15. Conditions Precedent.
                 --------------------

           (a) The effectiveness of this Agreement is conditioned upon receipt by the Bank of all the following documents, each in form and substance satisfactory to the Bank:

                (i)  The Note;

                (ii) A certificate, substantially in the form set forth in Exhibit C hereto, of the Secretary or the Assistant Secretary of
           ---------
           Borrower;

               (iii) A certificate, substantially in the form set forth in Exhibit D hereto, of the Secretary or the Assistant Secretary of
           ---------
           Borrower;

               (iv)  The Subsidiary Guarantee;

               (v) A certificate, substantially in the form set forth in Exhibit
                                                                         -------
           F hereto, of the Secretary or the Assistant Secretary of IHOP;
           -

               (vi) A certificate, substantially in the form set forth in Exhibit G hereto, of the Secretary or the Assistant Secretary of
           ---------
           IHOP Realty;

               (vii) The opinion of Larry Alan Kay, Esq., counsel to IHOP, IHOP Realty and the Borrower, covering the matters described in
           Exhibit H hereto; and
           ---------

               (viii) Such other documents as the Bank shall have reasonably requested in writing.

           (b) The obligation of the Bank to make any Loan (including the initial Loan) or to issue any Letter of Credit shall be subject to the condition precedent that, both before and after giving effect to such Loan
    (i) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct with the same effect as if then made and (ii) no Event of Default, and no event which, with the passage of time and/or the giving of notice, could result in an Event of Default, shall have occurred and be continuing.

     Section 16.  Events of Default. The Borrower agrees that if any of the
                  -----------------
following events of default (an "Event of Default") shall occur:
                                 ----------------

           (a) Default in the payment when due of any interest on the Note, and the continuance of such default for five business days; or default in the payment when due of any principal of the Note or of any amount payable under this Agreement (other than interest on the Note);

           (b) Any representation, warranty or statement made by or on behalf of IHOP or the Borrower in this Agreement or by or on behalf of IHOP Realty in the Subsidiary Guarantee or in any certificate, instrument, financial statement or other document now or hereafter delivered hereunder or thereunder or pursuant to or in connection with any provision hereof or thereof shall prove to be false or incorrect or breached in any material respect on the date as of which made;

           (c) The Borrower shall default in the performance or observance of any covenant, agreement or condition contained in Section 14 hereof;
                                                       ----------

           (d) The Borrower shall default in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall continue for a period of 30 days following the earlier to occur of (i) notice of such default from the Bank or (ii) the date on which any Authorized Officer of Borrower otherwise becomes aware of the existence of such default;

           (e) IHOP or any of its subsidiaries becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; IHOP or any of its subsidiaries applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for IHOP or any of its subsidiaries or for a substantial part of the property of any thereof, and is not discharged within 90 days after such appointment; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced by IHOP or any of its subsidiaries; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced, without the application or consent of IHOP or any its subsidiaries, in any court of competent jurisdiction and such proceeding shall continue undismissed, or unstayed and in effect, for a period of 90 days;

           (f) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any obligation of IHOP or any of its subsidiaries now or hereafter existing and having a principal amount in the aggregate in excess of $2,000,000; or a default shall occur in the performance or observance of any covenant or condition with respect to such obligation if the effect of such default is to cause, or to permit the holder or holders of such obligation, or any trustee or agent for such holders, to cause, such obligation to become due and payable prior to its expressed maturity; or

           (g) If either of the Subsidiary Guarantee or the Guarantee of IHOP contained herein shall cease to be in full force and effect or either of IHOP Realty or IHOP or any person acting by or on behalf of either of them shall deny or disaffirm their respective obligations under such documents;

then, if any Event of Default set forth in the preceding clause (e) shall
----
occur, the commitment of the Bank to make Loans and to issue Letters of Credit hereunder shall automatically terminate and all of the Borrower's obligations under this Agreement shall automatically become due and payable, and, if any other Event of Default shall occur and be continuing, the Bank may declare all of the Borrower's obligations under this Agreement (including, without limitation, all reimbursement obligations of the Borrower for any outstanding Letters of Credit) to be due and payable and the commitment of the Bank to make Loans and to issue Letters of Credit hereunder (if not theretofore terminated) to be terminated, whereupon such obligations shall become immediately due and payable and such commitment shall terminate, without notice of any kind.

     Section 17.  IHOP Guarantee.
                  --------------

           (a) IHOP, in consideration of the Bank's entering into this Agreement, unconditionally and irrevocably guarantees to the Bank and each and every holder from time to time of the Note the due and punctual payment of all sums which may become due or be stated in the Note or in this Agreement to become due under the terms and provisions of the Note and this Agreement in respect of the principal of and prepayment charge, if any, and interest on the Note (including interest on any overdue principal, prepayment charge, if any, and, to the extent permitted by applicable law, on any overdue interest), and in respect of all obligations of the Borrower under, or in connection with, any Letter of Credit issued under this Agreement, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, and all other sums which may become due from the Borrower or be stated to be or become so due under the Note or this Agreement. IHOP further guarantees to the Bank and each holder as aforesaid the due performance and observance by the Borrower of all covenants, agreements and conditions on the Borrower's part to be performed under this Agreement and any other document from time to time delivered by the Borrower pursuant to this Agreement. IHOP further guarantees to the Bank and each holder as aforesaid payment of all other amounts payable by the Borrower under this Agreement or the Note, including costs, expenses (including fees and expenses of counsel) and taxes (such principal, prepayment charge if any, interest and other obligations guaranteed as aforesaid being hereinafter collectively called the "Obligations")
                                                                   ------------
and to the extent lawful agrees to pay any and all expenses (including fees and expenses of counsel) incurred by the Bank in enforcing any rights in connection with this Section.

     (b) IHOP hereby waives notice of acceptance of this Agreement by the Bank, of any action taken or omitted in reliance hereon or of any default in the payment of any of the Obligations or in the performance of any covenants and agreements of the Borrower contained in this Agreement or the Note, and any diligence, presentment, demand, protest, dishonor or notice of any kind.

     (c) The guarantee of IHOP under this Agreement constitutes the present and continuing guarantee of payment and not of collectibility of the Obligations, and shall be absolute, primary, present and unconditional, and to the extent permitted by applicable law, the Obligations shall not be subject to any counterclaim, setoff, reduction or defense based upon any claim IHOP may have against the Borrower, or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not IHOP shall have any knowledge or notice thereof or shall consent thereto), including, without limitation: (1) any amendment or other modification of or supplement to any provision of this Agreement or the Subsidiary Guarantee or the Note, or any assignment or transfer thereof, including without limitation any renewal or extension of the terms of payment of the Note or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security furnished or accepted for the Note or in respect of the Obligations of IHOP hereunder; (2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Subsidiary Guarantee or the Note, or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof; (3) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to IHOP, the Borrower or any other person, or the properties or creditors of any of them; (4) the occurrence of any Event of Default or event which, with the giving of notice and/or lapse of time, would become an Event of Default, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or the Note or any other agreement; (5) any transfer of any assets to or from IHOP or the Borrower, including without limitation any transfer or purported transfer to IHOP or the Borrower from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of IHOP or the Borrower with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of IHOP or the Borrower or any affiliate or subsidiary of IHOP or the Borrower; (6) any disposition by IHOP of any capital stock of the Borrower; (7) any failure on the part of the Borrower or any other Person to perform or comply with any term of the Note, this Agreement, or any other agreement; (8) any suit or other action brought by any stockholder or creditor of, or by, IHOP, the Borrower or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note, this Agreement or any other agreement; (9) any lack or limitation of status or power, incapacity or disability of IHOP or the Borrower or of any officer, director or agent of IHOP or the Borrower or any of their respective stockholders; (10) the cessation from any cause whatsoever (other than payment of the Obligations) of liability of the Borrower; (11) the termination of, or release or compromise of this Agreement, the Note, any Letter of Credit or any other agreement (other than as a result of payment of the Obligations); (12) any lack or limitation of the genuineness, validity, regularity or enforceability of the Note, this Agreement, any Letter of Credit, any other documents and agreements executed or delivered in connection therewith or pursuant thereto, or any other agreement; (13) any failure by any holder of the Note to take any steps to preserve their rights with respect to the Obligations; (14) any election by any holder of the Note, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C.(S) 101 et seq.) (the "Bankruptcy Code"), of the application of Section
              -- ---
1111(b)(2) of the Bankruptcy Code; (15) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any of the Bank's claims for repayment of the Obligations; or (16) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing, which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (d) The obligations of IHOP and the Borrower under the Note and the other Sections of this Agreement (other than this Section 17) are independent of
                                            ----------
the Obligations of IHOP under this Section 17, and a separate action or
                                   ----------
actions may be brought or prosecuted against IHOP irrespective of whether action is brought against the Borrower and/or any other guarantor or whether the Borrower and/or any other guarantor is joined in any action or actions.

     (e) IHOP expressly waives any right it may have to require any person seeking enforcement of its Obligations under this Section 17 and the guarantee
                                                  ----------
in respect of the Note to (1) proceed against the Borrower or any other Person,
(2) proceed against or exhaust any security or (3) pursue any other remedy in the power of the person seeking such enforcement. The Borrower waives the right to have any security first applied to the discharge of the Obligations. The Bank and the other holders from time to time of the Note may, at their election, exercise any right or remedy they may have against the Borrower or IHOP including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or limiting in any way the liability of IHOP hereunder, except to the extent the Obligations have been paid. IHOP waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other rights or remedy of IHOP against the Borrower, or any such security, whether resulting from such election by the holder of the Note or otherwise.

     (f) IHOP agrees that its obligations under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or IHOP or IHOP Realty is rescinded or must be otherwise restored by the holder of the Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. IHOP further agrees that, without limiting the generality of such obligations, if an Event of Default shall have occurred and be continuing and the Bank or the holder of the Note is prevented by applicable law from exercising any remedy under this Agreement or under the Note, the holder of the Note shall be entitled to receive from IHOP upon demand therefor, the sums which would have otherwise been due from the Borrower had such remedies been exercised.

     (g) IHOP hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and
3433 and California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726.

     (h)  IHOP waives and releases any claim (within the meaning of 11 U.S.C (S)
101) which it may have against the Borrower and agrees not to assert or take advantage of any subrogation rights or any right to proceed against the Borrower for reimbursement. It is expressly understood that the waivers and agreements of IHOP set forth above constituted additional and cumulative benefits given to the Bank as further inducement for the Bank to enter into this Agreement.

Section 18.  Definitions.
             -----------

     (a) For the purposes of this Agreement, the following terms shall have the following respective meanings:

     "Account" is defined in Section 2.
                             ---------

     "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly controls, or is controlled by, or is under common control with, IHOP, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of IHOP, (iii) 10% or more of the Voting Stock of which is beneficially owned or held by IHOP or a Subsidiary of IHOP or (iv) any officer or director of IHOP or any of its Subsidiaries. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of a majority of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" is defined in Section 1.
                               ---------

     "Alternative Reference Rate" shall mean, for any day a fluctuating rate per annum (rounded to the nearest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the greater of (i) the rate of interest then most recently announced by the Bank at its principal office in Chicago, Illinois as its "reference rate" or (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per
    ----
annum.  "Federal Funds Effective Rate" shall mean, for any day, an interest rate
         ----------------------------
per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a business day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a business day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding business day. For purposes of this Agreement, any change in the Alternative Reference Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

     "Appropriate Officer" shall mean, with respect to any corporation, such corporation's President, Vice President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller.

     "Authorized Officers" is defined in Section 2.
                                         ---------

     "Bank" is defined in the preamble.

     "Board" means the Board of Directors of any corporation or a committee of said corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of said corporation.

     "Book Value" of an asset of any Person means the value of such asset as reported in the books and records of such Person in accordance with GAAP.

     "Borrower" is defined in the preamble.

     "Business Asset Acquisition" is defined in Section 14.6 hereof.
                                                ------------

     "Business Day" means any day except a Saturday, a Sunday or a legal holiday in Chicago, Illinois.

     "Capitalized Lease" means a lease of Property which in accordance with GAAP should be capitalized on the balance sheet of any Person.

     "Capitalized Lease Obligations" shall mean the aggregate rentals due and to become due under all Capitalized Leases which any Person, as a lessee, would be required to reflect as a liability on the consolidated balance sheet of such Person in accordance with GAAP.

     "Closing Date" means November 19, 1992.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Amount" is defined in the preamble.

     "Confirmation" is defined in Section 2.
                                  ---------

     "Consolidated Debt" shall mean the Debt of IHOP, the Borrower and their Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Income Available for Fixed Charges" means the sum of (a) Consolidated Net Income, (b) consolidated income tax expense of IHOP and its Subsidiaries in accordance with GAAP and (c) Fixed Charges.

     "Consolidated Net Income or Loss" shall mean the Net Income or Loss of IHOP, the Borrower and their Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean shareholders' equity of IHOP and its Subsidiaries less intangible assets booked after the Closing Date,
                     ----
less Restricted Investments in excess of 10% of shareholders' equity of IHOP
----
and its Subsidiaries at any date of determination, all as determined for IHOP and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Debt" with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the liability of such Person created by granting a Lien to which the property or assets of such Person are subject whether or not such Person has assumed or become legally liable for the payment of any obligation (provided that, if such obligation has not been assumed or become the legal liability of such Person, the amount of the liability shall be deemed to be in an amount not to exceed the Fair Market Value of the property to which the Lien relates, as determined in good faith by such Person), (iii) Capitalized Lease Obligations of such Person, to the extent such obligations exceed accounts receivable by such Person as lessor under direct financing leases with franchisees so long as such direct financing leases are, at the time of determination to the best knowledge of the lessor thereunder, valid and enforceable against their lessees and are current as to payment and not otherwise in default to the extent that there is a reasonable likelihood that any such lease would be terminated by the lessor prior to its stated expiration and (iv) the aggregate amount of all Guarantees given by such Person with respect to any of the foregoing.

     "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

     "Default Rate" is defined in Section 4.
                                  ---------

     "Disposition" shall mean any sale, transfer, assignment, lease, conveyance or other disposition of any asset except for sales, transfers, assignments, leases conveyances or other dispositions solely between IHOP, the Borrower and/or IHOP Realty.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 to 9675, the Resource Conservation and Recovery Act, 42 U.S. C. (S)(S) 6901 to 6992, the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S)(S) 11001 to 11050, the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f to 300j-26, the Hazardous Materials Transportation Act, 49 U.S.C.A. (S)(S) 1801 to 1819, the Clean Air Act, 42 U.S.C. (S)(S) 7401 to 7671q, the Clean Water Act, 33 U.S.C. (S)(S) 1251
to 1387, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 to 136y, the Noise Control Act, 42 U.S.C.(S)(S) 4901 to 4918, the Occupational Safety and Health Act, 29 U.S.C.A. (S)(S) 651 to 678, the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 to 2671, any so-called "Superfund" or "Superlien" law, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, common law or other requirement of any Governmental Body regulating or imposing liability or standards of conduct concerning the environment, health and safety, or any Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "Eurodollar Rate" means, for any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal at all times during such Interest Period to the sum of (i)

1.50% per annum, plus (ii) the rate per annum obtained by dividing (x) the rate
                 ----
of interest per annum equal to the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which deposits in United States dollars in immediately available funds are offered to the Bank's principal office in Chicago, Illinois as at or about 10:00 a.m., Chicago time, two Business Days before the first day of such Interest Period, in an amount approximately equal to the amount of such Loan and for a period approximately equal to such Interest Period, by (y) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "Eurodollar Rate Reserve Percentage" for any Interest Period for any Eurodollar Rate Loan is the reserve percentage equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System (and any successor thereto) and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System (and any successor thereto), having a term approximately equal or comparable to such Interest Period.

     "Event of Default" is defined in Section 16.
                                      ----------

     "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

     "Fixed Charges" means the sum of (a) Interest Expense and (b) rental expense under operating leases, all as determined for IHOP and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Fixed Rate Loans" is defined in Section 4.
                                      ---------

     "Fixed Rate Notes" means the Borrower's 7.79% senior notes due in 2002 in the original aggregate principal amount of $32,000,000 issued on November 19, 1992 pursuant to the Note Purchase Agreements.

     "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

     "Governmental Body" means any federal, state, Canadian provincial, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Gross Assets" means the total assets and Properties of IHOP and its Subsidiaries less accumulated depreciation, as indicated on the audited balance sheets of IHOP and its Subsidiaries for the fiscal year end immediately prior to the date of any determination.

     "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of liability of any Person attributable to any Guarantee shall be equal to the maximum amount for which such Person could be liable under such Guarantee.

     "Hazardous Material" and "Hazardous Materials" shall mean as follows:

     (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A.(S)(S) 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

     (2) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

     (3) any "pollutant or contaminant" as defined in 42
US.CA.(S) 9601(33);

     (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

     (5) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

     (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

     (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any Environmental Law.

     Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive that is subject to any Environmental Law.

     "IHOP" means IHOP Corp., a Delaware corporation, or any successor thereto.

     "IHOP Realty" means IHOP Realty Corp., a Delaware corporation which is a wholly-owned Subsidiary of the Borrower.

     "Indemnified Person" is defined in Section 9.
                                        ---------

     "Interest Expense" shall mean interest expense, determined for IHOP and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Interest Period" is defined in Section 4.
                                     ---------

     "Investment" when used with reference to any investment of IHOP, the Borrower or any of their Subsidiaries, means any investment so classified under GAAP (and, specifically, shall not include trade receivables which are classified as current assets under GAAP), and, whether or not so classified, includes (a) any loan or advance made by IHOP, the Borrower or any of their Subsidiaries to any other Person, and (b) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

     "L/C Commitment" is defined in the preamble.

     "Letters of Credit" is defined in the preamble.

     "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement; provided that neither (a) the interest of a lessee or a sublessee in its
--------
capacity as lessee or sublessee under a lease or sublease entered into by IHOP, the Borrower or any of their Subsidiaries in the ordinary course of business nor
(b) the rights of franchisees in their capacities as franchisees to use and possession of certain properties and rights pursuant to franchise documentation entered into by IHOP, the Borrower or any of their Subsidiaries in the ordinary course of business shall be deemed to constitute a Lien for purposes hereof.

     "Loan" is defined in the preamble.

     "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of IHOP and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, (ii) the transactions contemplated by this Agreement, or (iii) taken as a whole, the ability of the Borrower and IHOP to fulfill their respective obligations under this Agreement and the Note.

     "Maturity Date" is defined in Section 1.
                                   ---------

     "Net Income or Loss" of any Person, with respect to any period, shall mean the net income or net loss of such Person after excluding the sum of (i) any net loss or any undistributed net income of any Person other than a Subsidiary of such Person, (ii) the net income or net loss of any Subsidiary of such Person earned or incurred prior to the date on which it became a Subsidiary of such Person, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, and (iv) extraordinary or nonrecurring gains or losses (net of any tax effect), all as determined for the relevant period in accordance with GAAP.

     "Note" is defined in Section 3.
                          ---------

     "Note Purchase Agreements" means the several Senior Note Purchase Agreements dated as of November 19, 1992 among the Borrower, IHOP and the purchasers identified in Schedule I thereto.

     "Obligations" is defined in Section 17.
                                 ----------

     "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

     "Permitted Lien" is defined in Section 14.1.
                                    ------------

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

     "Quoted Rate" shall mean, with respect to any Quoted Rate Loan for any Interest Period, the rate per annum quoted by the Bank to the Borrower for delivery on the first day of such Interest Period, for the number of days comprised in such Interest Period and in an amount equal to the amount of such Quoted Rate Loan to be outstanding during such Interest Period.

     "Quoted Rate Loan" shall mean any Loan which bears interest at a Quoted
Rate.

     "Reference Rate Loan" shall mean any Loan which bears interest at or by reference to the Alternative Reference Rate.

     "Restricted Investments" shall mean all Investments made by IHOP, the Borrower or their Subsidiaries in or to any Person except (i) Investments in notes of franchisees and receivables of franchisees in the ordinary course of business other than notes and receivables held in settlement of franchise obligations, and in Property of :HOP or its Subsidiaries to be used in the ordinary course of business, (ii) Investments in Subsidiaries, (iii) Investments in obligations issued or unconditionally guarantied by the U.S.

or any agency thereof, in each case maturing within one year from the date of acquisition thereof; (iv) Investments in obligations issued by any political subdivision of the U.S. or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or some other mutually agreeable rating system if either of these entities no longer exists; (v) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or some other mutually agreeable rating system if either of these entities no longer exists; (vi) certificates of deposit, repurchase agreements or bankers' acceptances maturing within one year from the date of acquisition thereof issued by the Borrower's cash management concentration bank (provided that such bank is rated investment grade or better by either Standard & Poor's Corporation or Moody's Investors Services, Inc. or some other mutually agreeable rating system if either of these entities no longer exists), Continental Bank NA., or other commercial banks located in the U.S. and Canada having combined capital, surplus and undivided profits of not less than $100,000,000 and who have a rating at all times from Standard & Poor's Corporation or Moody's Investors Service, Inc., or some other mutually agreeable rating system if either of these entities no longer exists, of "A-" or better; (vii) Investments in mutual funds and money market accounts, which funds or accounts are traded on a national exchange or are managed by a commercial bank and which invests solely in Investments which satisfy the criteria set forth in the foregoing clauses (iii) through (vi); and
(viii) other Investments existing on the Closing Date.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) organized under the laws of the United States, the District of Columbia or Canada or any state or political subdivision of any thereof, (b) all or substantially all of whose assets and business operations are located or conducted within the United States or Canada and (c) of which at least 51% of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of such Person's wholly-owned Subsidiaries.

     "Subsidiary Guarantee" shall mean the Subsidiary Guarantee from IHOP Realty in the form of Exhibit E hereto.
               ---------

          "Total Capitalization" shall mean the sum of (i) Consolidated Debt of IHOP, the Borrower and their Subsidiaries and (ii) Consolidated Tangible Net Worth.

          "U.S." means the United States of America.

          "Voting Stock" with respect to any Person shall mean capital stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board (or Persons performing similar functions) of such Person.

          (b)  Accounting Terms.  All accounting terms used in this Agreement
               ----------------
     shall be applied on a consolidated basis for IHOP, the Borrower and their Subsidiaries, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

     Section 19.  Miscellaneous.  No delay on the part of the Bank or on the
                  -------------
part of any other holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank or such holder of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by IHOP, the Borrower and the Bank. This Agreement shall be a contract made under and governed by the internal laws of the State of Illinois. All obligations of IHOP and the Borrower and rights of the Bank and the rights of any other holder of the Note expressed herein or in the Note shall be in addition to and not in limitation of those provided by applicable law. This Agreement shall be binding upon IHOP and the Borrower, and shall inure to the benefit of the Bank and its successors and assigns. The Borrower shall pay on demand all the reasonable fees and out-of-pocket expenses of the Bank's counsel in connection with the execution and delivery of this Agreement, the Note and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith and in connection with all waivers hereof and amendments hereto, and all reasonable attorneys' fees and legal expenses incurred by the Bank in connection with the enforcement of this Agreement, the Note or any such other instruments or documents. In addition, the Borrower agrees to pay, and to save the Bank harmless from all liability for, any stamp or other transfer taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section and in Section 9 shall survive any termination of this Agreement and all
               ---------
obligations of the Borrower provided under Sections 7 and 8 shall survive for a
                                           ----------     -
period of six months after any termination of the Agreement; provided that if
                                                             --------
the Bank shall have made a claim for compensation thereunder within 6 months after the termination of this Agreement, then the obligations with respect to such claim shall survive until such claim has been resolved. The Borrower and IHOP waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or any instrument, document or agreement delivered in connection herewith or arising from any banking relationship existing in connection with this Agreement, and agree that any such action or proceeding shall be tried before a court and not before a jury.

     If the foregoing correctly sets forth our understanding kindly sign and return to us one copy of this letter.

                                     Very truly yours,

                                     CONTINENTAL BANK N.A.


                                     By  /s/ J. E. Smith
                                         --------------------------
                                        Its  Vice President
                                            -----------------------


Confirmed and agreed to:

INTERNATIONAL HOUSE OF PANCAKES, INC.


By: /s/ Richard K. Herzer
    ---------------------------------
    Its:  President
         ----------------------------


IHOP CORP.


By: /s/ Richard K. Herzer
    ---------------------------------
    Its:  President
         ----------------------------

                                   EXHIBIT A
                                   ---------

                                      NOTE
$10,000,000                                             June 30, 1993
                                                        Chicago, Illinois


     For value received, the undersigned INTERNATIONAL HOUSE OF PANCAKES, INC. promises to pay to the order of CONTINENTAL BANK N.A. (herein called the "Bank") on the Maturity Date (as such term is defined in the hereinafter defined Credit Agreement) at its offices in Chicago, Illinois, TEN MILLION DOLLARS, or if less, the aggregate unpaid principal amount of all loans made by the Bank to the undersigned from time to time under the letter agreement dated as of June 30, 1993 among the undersigned, IHOP Corp. and the Bank (herein, as amended or modified from time to time, the "Credit Agreement").
                                 ----------------

     The date, type, amount, interest period and interest rate of each loan made by the Bank under the Credit Agreement and of each repayment of principal received thereon may, at the option of the Bank, be recorded by the Bank in its records and all such information so recorded shall be conclusive and binding upon the Borrower (absent manifest error). The failure to record any such information shall not, however, limit or otherwise affect the obligations of the undersigned hereunder to repay the principal amount of all loans under the Credit Agreement together with all interest accruing thereon.

     The aggregate unpaid principal amount from time to time outstanding of loans made by the Bank to the undersigned under the Credit Agreement shall bear interest at such rates as provided in the Credit Agreement. Interest on this Note shall be computed and paid as provided in the Credit Agreement.

     This Note evidences indebtedness incurred under the Credit Agreement. Reference is made to the Credit Agreement for a statement of the prepayment rights of the undersigned, and for a statement of the terms and conditions upon which the due date of the amounts outstanding hereunder may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable.

     Payments of both principal and interest hereon shall be made in lawful money of the United States of America in immediately available funds.

     Notwithstanding anything to the contrary herein or in the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note is made under and governed by the internal laws of the State of Illinois.


Address:                                        INTERNATIONAL HOUSE OF
                                                PANCAKES, INC.
525 North Brand Boulevard
Glendale, California 91203
                                                By: _________________________
                                                    Its: ____________________

                                   EXHIBIT B
                                   ---------


                            _______________,  199_


Continental Bank N.A.
231 South LaSalle Street
Chicago, Illinois  60697

Attention: __________________

Reference is made to that certain letter agreement, dated as of June 30,
1993 (as the same may be amended from time to time, the "Agreement"), among
                                                         ---------
the undersigned, IHOP Corp. and you. All terms used herein which are defined in the Agreement shall have the same meaning herein.

     Pursuant to the terms of the Agreement, we hereby confirm the following:

     1. A [Reference/Eurodollar/Quoted] Rate Loan in the amount of $___________ was requested on _______________, 199_. [Such Loan shall have an Interest Period of __ days/__ months].

     2. A repayment of principal on the Note in the amount of $_____________ was authorized on _____________, 199_. Such repayment shall be applied to [outstanding Reference Rate Loans) [the Quoted Rate/the Eurodollar Rate Loan having an Interest Period expiring on such date].

               [Complete number 1 and/or 2 above as applicable.)

     3. After giving effect to the foregoing transactions, the unpaid principal balance of the Note will be $__________________.

                                     Very truly yours,

                                     INTERNATIONAL HOUSE OF
                                     PANCAKES, INC.

                                     By: _______________________
                                        Its: ___________________

                                   EXHIBIT C
                                   ---------

                                  CERTIFICATE
                        IDENTIFYING AUTHORIZED OFFICERS

     I, Larry Alan Kay, Secretary of International House of Pancakes, Inc. hereby certify as follows:

     Pursuant to the letter agreement dated as of June 30, 1993 (the "Credit
                                                                      ------
Agreement") among Continental Bank N.A. (the "Bank"), IHOP Corp. and
----------                                    ----
International House of Pancakes, Inc. (the "Borrower"), each of the persons
                                            --------
named in Section 1 below is authorized to request Loans from the Bank and to execute Confirmations (in the form of Exhibit B as referred to in the Credit Agreement) called for under the Credit Agreement and each of the persons named in Section 2 below is authorized only to request Loans from the Bank. The signatures set forth opposite their respective names below are their genuine signatures.

Section 1.
----------

Name                    Title                         Signature
----                    -----                         ---------

Richard K. Herzer       President                     __________________________

Larry Alan Kay          Executive V.P. -              __________________________
                        Administration

Frederick G. Silny      V.P. - Finance                __________________________

Gene A. Scott           Controller                    __________________________

Diane M. Stempora       Director of                   __________________________
                        Financial Planning

Section 2.
---------

Robert H. Dickson       Assistant Director            __________________________
                        of Financial
                        Planning

                                     INTERNATIONAL HOUSE OF
                                     PANCAKES, INC.


                                     By: ________________________
                                        Its:  Secretary

Date: June 30, 1993

                                   EXHIBIT D
                                   ---------

                         Certificate of Larry Alan Kay

     I, the undersigned, Secretary of INTERNATIONAL HOUSE OF PANCAKES, INC. (the "Borrower"), DO HEREBY CERTIFY that:
 --------

     1.   This Certificate is furnished pursuant to Section 15 of that certain
                                                    ----------
letter agreement dated as of June 30, 1993 (the "Agreement"), among the
                                                 ---------
Borrower, IHOP Corp. and Continental Bank N.A. (the "Bank"). Unless otherwise
                                                     ----
defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Agreement.

     2.   Attached hereto as Exhibit I are true, correct and complete copies of
                             ---------
the certificate of incorporation of the Borrower and the by-laws of the Borrower as in effect on the date hereof.

     3.   Attached hereto as Exhibit II is a true, correct and complete copy of
                             ----------
resolutions duly adopted by the Board of Directors of the Borrower, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

     4.   The persons named in Exhibit III attached hereto have been duly
                               -----------
elected, have duly qualified as and at all times since June 1, 1993 (to and including the date hereof) have been officers of the Borrower holding the respective offices set forth therein opposite their names.

     5. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

     WITNESS my hand this 30th day of June, 1993.

                                                 _______________________________
                                                 Secretary

     I, the undersigned, President of the Borrower, DO HEREBY CERTIFY that Larry Alan Kay is the duly elected and qualified Secretary of the Borrower and the signature above is his genuine signature.

     WITNESS my hand on this 30th day of June, 1993.


                                         ________________________________
                                         President

                                   EXHIBIT E
                                   ---------

                              SUBSIDIARY GUARANTEE

                               IHOP REALTY CORP.

     FOR VALUE RECEIVED and in consideration of the agreement by Continental Bank N.A. (the "Bank") to extend credit to International House of Pancakes,
                ----
Inc., a Delaware corporation (herein called, together with its successors and assigns, the "Borrower"), pursuant to the letter agreement dated as of June 30,
              --------
1993, by and among the Bank, IHOP Corp., a Delaware corporation ("IHOP"), and
                                                                  ----
the Borrower, which is the wholly-owned Subsidiary of IHOP (the "Credit
                                                                 ------
Agreement"), the undersigned (the "Guarantor"), a wholly-owned Subsidiary of the
---------                          ---------
Borrower, unconditionally guarantees (a) the full and prompt payment, when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter of all obligations of the Borrower with respect to payment of the principal of, prepayment charges (if any), and interest on the promissory note (the "Note") executed pursuant to the Credit Agreement (including interest
           ----
on any overdue principal and prepayment charges, if any, and, to the extent permitted by law, on any overdue interest), and all other amounts due, and (b) the prompt and faithful performance, discharge and observance of all other obligations, covenants, agreements, conditions, representations, warranties, indemnities and liabilities of the Borrower and IHOP to be performed, discharged or observed by the Borrower and IHOP, under or pursuant to the Credit Agreement and all agreements, instruments and documents executed or delivered in connection therewith or pursuant thereto (all such obligations of the Borrower and IHOP guaranteed by the Guarantor herein being hereinafter called the "Obligations"). In the event the Borrower or IHOP defaults in the payment or
 -----------
performance, when due, of any of the Obligations (whether at their stated maturity, by acceleration, or otherwise), the Guarantor shall pay to the Bank, on demand, the full amount of such Obligations in immediately available funds at the place provided in the Credit Agreement or shall, on demand, fully perform such Obligations. The Guarantor further agrees to pay (a) all costs and expenses including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by the Bank in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, IHOP, the Borrower, the Guarantor, or any other guarantor of all or any part of the Obligations, and (b) to the extent permitted by law, interest on the Obligations and such costs and expenses at the applicable per annum rate set forth in the Credit Agreement. Unless otherwise defined herein, the capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein.

     The Guarantor hereby represents and warrants that:

          (a) The Guarantor has full power, authority and legal right to execute this Guarantee.

          (b) This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

          (c) No consent, approval or authorization of or filing with any governmental body or other person on the part of the Guarantor is required in connection with this Guarantee.

          (d) The execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental body, domestic or foreign, or of the charter or by-laws of the Guarantor or of any securities issued by the Guarantor or of any mortgage, indenture, lease, contract, or loan agreement to which the Guarantor is a party, or any other agreement, instrument or undertaking to which the Guarantor is a party or which purports to be binding upon the Guarantor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of the Guarantor except as contemplated by this Guarantee.

     The Guarantor hereby waives notice of acceptance of this Guarantee by the Bank, of any action taken or omitted in reliance hereon or of any default in the payment of any of the Obligations or in the performance of any covenants and agreements of the Borrower contained in the Credit Agreement or the Note, and any diligence, presentment, demand, protest, dishonor or notice of any kind.

     This Guarantee constitutes a present and continuing Guarantee of payment and performance and not of collectability of the Obligations, and shall be absolute, primary, present and unconditional, and to the extent permitted by applicable law, shall not be subject to any counterclaim, setoff, reduction or defense based upon any claim the Guarantor may have against the Borrower, or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall consent thereto), including, without limitation:

             (i) any amendment or other modification of or supplement to any provision of the Credit Agreement, any other agreements or documents executed or delivered in connection therewith or pursuant thereto or the Note or any assignment or transfer thereof, including without limitation any renewal or extension of the terms of payment of the Note or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security furnished or accepted for the Note or in respect of the obligations of the Guarantor hereunder;

            (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Guarantee or the Note or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof;

            (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantor, the Borrower or any other person, or the properties or creditors of any of them;

            (iv) the occurrence of any Default or Event of Default, or any invalidity or unenforceability of, or any misrepresentation, irregularity or other defect in, the Credit Agreement, any other agreement or document executed or delivered in connection therewith or pursuant thereto, the Note or any other agreement;

            (v) any transfer of any assets to or from the Guarantor, IHOP or the Borrower, including without limitation any transfer or purported transfer to the Guarantor, IHOP or the Borrower from any person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Guarantor, IHOP or the Borrower with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Guarantor, IHOP or the Borrower or any affiliate or Subsidiary of the Guarantor, IHOP or of the Borrower;

            (vi) any failure on the part of the Borrower or any other person to perform or comply with any term of the Note, the Credit Agreement, or any other agreement;

            (vii) any suit or other action brought by the Guarantor, IHOP, the Borrower or any other Person, or by any stockholder or creditor of any of such Persons, for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note, the Credit Agreement or any other agreement;

            (viii) any lack or limitation of status or power, incapacity or disability of the Guarantor, IHOP or the Borrower or of any officer, director or agent of the Guarantor, IHOP or the Borrower or any of their respective stockholders;

            (ix) the cessation from any cause whatsoever (other than payment of the Obligations) of liability of the Borrower;

            (x) the termination of, or release or compromise of the Credit Agreement, any other agreement or document executed or delivered in connection therewith or pursuant thereto, the Note or any other agreement, including, without limitation, the guarantee of IHOP set forth in Section 17 of the Credit Agreement (other than as a result of payment of the Obligations);

            (xi) any lack or limitation of the genuineness, validity, regularity or enforceability of the Note, the Credit Agreement, any other agreement or document executed or delivered in connection therewith or pursuant thereto, or any other agreement;

            (xii) any failure by the Bank to take any steps to perfect or maintain their security interest (if any) in or Liens (if any) upon, or to preserve their rights to, any security or collateral for the Obligations;

            (xiii) any election by the Bank, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S) 101 et seq.)
                                                                    -- ---
(the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (xiv) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any of the Bank's claims for repayment of the Obligations; or

            (xv) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing, which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     The liability of the undersigned Guarantor under this Guarantee shall not exceed at any time the greater of (i) 95% of the Adjusted Net Assets (as hereinafter defined) of the Guarantor at the time of delivery hereof and (ii) 95% of the Adjusted Net Assets of the Guarantor at the time of any payment hereunder. As used herein, the term "Adjusted Net Assets" means at any time the lesser of (x) the amount by which the fair market value of the assets of the Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities under this Guarantee) of the Guarantor at such time, and (y) the amount by which the present fair market value of the assets of the Guarantor at such time exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts (excluding debt in respect of this Guarantee), as they become absolute and matured. Contingent liabilities of the Guarantor (including, without limitation, liabilities in respect of guarantees, pension and other employee benefit plans and pending or threatened litigation and claims), shall be valued at amounts which, in light of all the facts and circumstances existing at the time, represent amounts which can reasonably be expected to become actual or matured liabilities.

     Notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, the Guarantor hereby irrevocably waives all rights of subrogation (whether such rights arise under common law, contract or Federal law, including, without limitation, Section 509 of the Bankruptcy Code) to the claims of the Bank against the Borrower, and waives all contractual, statutory and common law rights of contribution, reimbursement, indemnification and similar rights and claims (as such term is defined in the Bankruptcy Code) against the Borrower which may arise in connection with, or as a result of, this Guarantee.

     The Guarantor expressly waives any right it may have to require any Person seeking enforcement of its obligations hereunder to (a) proceed against the Borrower, IHOP or any other Person, (b) proceed against or exhaust any security, or (c) pursue any other remedy in the power of the Person seeking such enforcement, including without limitation, its remedies pursuant to the IHOP guarantee set forth in Section 17 of the Credit Agreement. The Bank from time to time may, at its election, exercise any right or remedy it may have against the Guarantor, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or limiting in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been paid. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Borrower, IHOP or any such security, whether resulting from such election by the Bank or otherwise.

     The Guarantor agrees that its obligations hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, IHOP or the Guarantor is rescinded or must be otherwise restored by the Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantor further agrees that, without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing and the Holder is prevented by applicable law from exercising any remedy under this Guarantee or under the Note, the Bank shall be entitled to receive from the Guarantor upon demand therefor, the sums which would otherwise have been due from the Borrower had such remedies been exercised.

     The Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and
3433 and California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726.

     The Guarantor agrees that this Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked by the Guarantor until the Obligations shall have been fully discharged.

     This Guarantee shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank and its successors and assigns; all references herein to the Borrower, IHOP and to the Guarantor shall be deemed to include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower, IHOP or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

     THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE).

     THE GUARANTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF COOK, STATE OF ILLINOIS, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION
                            ----- --- ----------
INSTITUTED THEREIN, AND

AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ANY PURCHASER OR HOLDER OF NOTE, ON THE ONE HAND, AND THE GUARANTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS GUARANTEE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

     THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY OR MAIL TO THE GUARANTOR AT ITS ADDRESS SET FORTH BELOW. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

     NOTHING IN THIS GUARANTEE SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GUARANTOR IN RESPECT TO THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, this Guarantee has been duly executed by the Guarantor as of the 30th day of June, 1993.

                                   IHOP REALTY CORP.


                                   By: __________________________
                                       Title:

                                       525 North Brand Boulevard
                                       Glendale, California 91203

                                   EXHIBIT F
                                   ---------

                         Certificate of Larry Alan Kay

     I, the undersigned, Secretary of IHOP CORP. ("IHOP"), DO HEREBY CERTIFY
                                                   ----
that:

     1.   This Certificate is furnished pursuant to Section 15 of that certain
                                                    ----------
letter agreement dated as of June 30, 1993 (the "Agreement"), among IHOP,
                                                 ---------
International House of Pancakes, Inc. and Continental Bank N.A. (the "Bank").
                                                                      ----
Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Agreement.

     2.  Attached hereto as Exhibit I are true, correct and complete copies of
                            ---------
the certificate of incorporation of IHOP and the by-laws of IHOP as in effect on the date hereof.

     3.   Attached hereto as Exhibit II is a true, correct and complete copy of
                             ----------
resolutions duly adopted by the Board of Directors of IHOP, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

     4.   The persons named in Exhibit III attached hereto have been duly
                               -----------
elected, have duly qualified as and at all times since June 1, 1993 (to and including the date hereof) have been officers of IHOP holding the respective offices set forth therein opposite their names.

     5. I know of no proceeding for the dissolution or liquidation of IHOP or threatening its existence.

     WITNESS my hand this 30th day of June, 1993.


                                     _________________________________
                                     Secretary

     I, the undersigned, President of IHOP, DO HEREBY CERTIFY that Larry Alan Kay is the duly elected and qualified Secretary of IHOP and the signature above is his genuine signature.

     WITNESS my hand on this 30th day of June, 1993.

                                     _________________________________
                                     President

                                   EXHIBIT G
                                   ---------

                         Certificate of Larry Alan Kay

     I, the undersigned, Secretary of IHOP REALTY CORP. ("Realty"), DO HEREBY
                                                          ------
CERTIFY that:

     1.   This Certificate is furnished pursuant to Section 15 of that certain
                                                    ----------
letter agreement dated as of June 30, 1993 (the "Agreement"), among IHOP,
                                                 ---------
International House of Pancakes, Inc. and Continental Bank N.A. (the "Bank").
                                                                      ----
Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Agreement.

     2.  Attached hereto as Exhibit I are true, correct and complete copies of
                            ---------
the certificate of incorporation of Realty and the by-laws of Realty as in effect on the date hereof.

     3.   Attached hereto as Exhibit II is a true, correct and complete copy of
                             ----------
resolutions duly adopted by the Board of Directors of Realty, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

     4.   The persons named in Exhibit III attached hereto have been duly
                               -----------
elected, have duly qualified as and at all times since June 1, 1993 (to and including the date hereof) have been officers of Realty holding the respective offices set forth therein opposite their names.

     5. I know of no proceeding for the dissolution or liquidation of Realty or threatening its existence.

     WITNESS my hand this 30th day of June, 1993.


                                     ____________________________________
                                     Secretary

     I, the undersigned, President of Realty, DO HEREBY CERTIFY that Larry Alan Kay is the duly elected and qualified Secretary of Realty and the signature above is his genuine signature.

     WITNESS my hand on this 30th day of June, 1993.

                                     ____________________________________
                                     President

                                   EXHIBIT H
                                   ---------

                 [Opinion of counsel to IHOP, the Borrower and
                    IHOP Realty Corp. addressed to the Bank
                           and Mayer, Brown & Platt)


     1. IHOP, the Borrower and each of their subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective businesses as presently owned and conducted, and each is duly qualified and in good standing in the jurisdictions in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

     2. The Credit Agreement, the Note and the Subsidiary Guarantee have been duly authorized, executed and delivered by IHOP, the Borrower and IHOP Realty Corp., to the extent each is a party thereto and such documents constitute the legal, valid and binding agreements of IHOP, the Borrower and IHOP Realty Corp, to the extent each is a party thereto, enforceable against IHOP, the Borrower and IHOP Realty Corp., to the extent each is a party thereto, in accordance with their terms.

     3. The execution of the Note, the execution and delivery of, and performance by IHOP and the Borrower of their respective contractually required obligations and undertakings under, the Credit Agreement and the execution and delivery of, and performance by IHOP Realty Corp. of its contractually required obligations and undertakings under, the Subsidiary Guarantee, do not conflict with or result in any breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of the respective Properties of IHOP, the Borrower or IHOP Realty Corp. or any of their Subsidiaries pursuant to the provisions of the charter documents of any of them, or any agreement, order, decree, indenture, judgment or other instrument or document to which any of them is a party or by which any of them or their respective properties may be bound.

     4. There are no proceedings pending or threatened against IHOP, the Borrower or any of their subsidiaries in any court or before any governmental body or arbitration board or tribunal which could materially and adversely affect the properties, business, profits or condition (financial or otherwise) of IHOP, the Borrower or any of their subsidiaries or the ability of IHOP or the Borrower to perform their respective obligations under the Credit Agreement or the Note or the ability of IHOP Realty Corp. to perform its obligations under the Subsidiary Guarantee.

     5. No consent, approval, authorization, or order of, or other action by or filing with, any governmental body is required in connection with the execution, delivery or performance of the Credit Agreement or the Subsidiary Guarantee, the execution and delivery of the Note or Compliance by IHOP, the Borrower and IHOP Realty Corp., to the extent each is a party thereto, with the terms and provisions thereof.

     6. None of IHOP, the Borrower nor any of their subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any franchising arrangement, material lease, agreement, indenture or loan document to which it is a party, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

     7. None of IHOP, the Borrower nor any of their subsidiaries is, nor are any of them directly or indirectly controlled by or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, and none of IHOP, the borrower nor any of their subsidiaries is subject to any law, statute, rule or regulation limiting its ability to incur indebtedness for money borrowed.

     8. All of the shares of issued and outstanding capital stock of the Borrower are owned of record and, to our knowledge, beneficially, by IHOP and all of the shares of issued and outstanding capital stock of IHOP Realty Corp. are owned of record and, to our knowledge, beneficially, by the Borrower, in each case free and clear of liens.

                                      -2-